Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of HWH International Inc. for the period ended June 30, 2025, I, Rongguo Wei, Chief Financial Officer of HWH International Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of HWH International Inc. for the period ended June 30, 2025, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of HWH International Inc. for the period ended June 30, 2025, fairly presents, in all material respects, the financial condition and results of operations of HWH International Inc.

/s/ Rongguo Wei
Rongguo Wei
Chief Financial Officer (Principal Financial Officer)

Date: August 13, 2025

A signed original of the certification required by Section 906 has been provided to HWH International Inc. and will be retained by HWH International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.